Exhibit 11.1

                     INTEGRAL SYSTEMS INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE



                                                       Three Months Ended                Nine Months Ended
                                                             June 30,                          June 30,
                                                    2001                2000           2001           2000
                                                --------------      -----------    -------------  -------------
Basic:
Weighted average number of common shares            9,464,818       9,404,657      9,452,751        8,630,220

Net Income                                         $1,005,488      $  834,306     $2,845,761       $3,037,249
Earnings per share
  Income from Continuing Operations                $     0.11      $     0.09     $     0.30       $     0.34
  Income from Discontinued Operations              $     0.00      $     0.00     $     0.00       $     0.01
                                                        -----           -----          -----            -----
Net Income                                         $     0.11      $     0.09     $     0.30       $     0.35
                                                        =====           =====          =====            =====

Diluted:

Weighted average number of common shares            9,690,170       9,707,622      9,570,947        9,122,870

Net Income                                         $1,005,488      $  834,306     $2,845,761       $3,037,249
Earnings per share
  Income from Continuing Operations                $     0.10      $     0.09     $     0.30       $     0.32
  Income from Discontinued Operations              $     0.00      $     0.00     $     0.00       $     0.01
                                                        -----           -----          -----            -----
Net Income                                         $     0.10      $     0.09     $     0.30       $     0.33
                                                        =====           =====          =====            =====



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